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AKSYS, LTD. AND SUBSIDIARY                                           Exhibit 11
(a development stage enterprise)

Statement Regarding Computation of Net Income (Loss) Per Share
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                                                                   Three months ended                     Six months ended
                                                             --------------------------------       -------------------------------
                                                             June 30, 1999     June 30, 1998       June 30, 1999     June 30, 1998
                                                             -------------     --------------      -------------     --------------
Net income (loss)                                            $ 2,585,161        $(3,877,708)        $(1,929,269)      $(7,487,613)
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Basic weighted average common
  shares outstanding                                          14,835,371         14,669,054          14,822,029        14,584,885
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Basic income (loss) per share                                $      0.17        $     (0.26)        $     (0.13)      $     (0.51)
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Dilutive effect of options outstanding under
  treasury-stock method                                          510,130                  -                   -                 -
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Diluted weighted average common shares outstanding            15,345,501         14,669,054           14,822,029        14,584,885
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Diluted income (loss) per share                              $      0.17        $     (0.26)         $     (0.13)      $     (0.51)
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